Exhibit 99.1

DRI Corporation Announces Digital Recorders® Product Order Valued at Approximately $408,000

CEO Comments on FY2008 Earnings Forecast

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Digital Recorders, Inc. (DR) subsidiary, based in Durham, N.C., has received an order for intelligent transportation systems valued at approximately $408,000 from the Capital Area Transit (CAT) system in Raleigh, N.C.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer said, “The Digital Recorders® products ordered for the CAT bus fleet, which will enhance their existing DR600® platform, include the computer-aided dispatch (CAD)/automatic vehicle location (AVL) system and the passenger advisory sign system (PASS) with online transit vehicle information access (OTvia 2). We anticipate that product delivery will commence in second quarter 2008 and conclude in fourth quarter 2008.”

Established in 1983, the Company’s DR subsidiary develops and manufactures intelligent transportation products for the transit industry. Products include: Digital Recorders® computer-aided dispatch/automatic vehicle location systems; Digital Recorders® automatic vehicle monitoring systems; Talking Bus® automatic voice announcement systems; Digital Recorders® vandal-resistant, hands-free driver microphones; VacTell™ video actionable intelligence systems, and more. For more information, visit www.digitalrecorders.com.

FY2008 EARNINGS FORECAST UPDATE

“Regarding the Company’s fiscal year 2008 guidance of $68 million to $70 million in revenue and earnings per diluted share of 14 cents to 17 cents, management is comfortable projecting earnings per share to be at or around the upper end of that range,” Mr. Turney said.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, the potential benefit such orders may have on our ongoing operations, our belief that these recent orders reflect growing market acceptance of our products, our expectations for future revenue and earnings per share; together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “belief,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the product order, delivery and installation are incorrect, that we have misperceived the market acceptance of our products, or that we have not accurately projected future revenue levels or earnings per share targets, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com